UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

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CRONA CORP.
(Exact name of registrant as specified in its charter)

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Wyoming	333-216180	35-2574778
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

422 Richards Street, Unit 170

Vancouver, BC V6B 2Z4

Tel: (888) 998-9449

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CCCP	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

On February 8, 2023, Crona Corp. (the “Company”) and a majority of its shareholders by written consent, approved the following corporate changes (the “Corporate Changes”):

(1)	changing the Company’s name to Zeroblast Corp.; and
(2)	effecting a 5 for 1 forward-split of the Company’s issued and outstanding common shares for shareholders of record as of February 8, 2023.

The Corporate Changes are subject to clearance by the Financial Industry Regulatory Authority (“FINRA”) and the Company will not effect the Corporate Changes until they are cleared by FINRA. The Board retains authority to abandon the Corporate Changes for any reason at any time prior to effecting the Corporate Changes.

The forward split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Crona Corp.

Date: February 15, 2023	By:	/s/ Chris Brown
Chris Brown
President & CEO

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